                                                                    EXHIBIT 10.2

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS WARRANT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.


                                                  For the Purchase of
                                                            shares of
Warrant No. _______                               Common Stock

Date of Original Issuance: As of November 27, 1996

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                            (A DELAWARE CORPORATION)


         Dental/Medical Diagnostic Systems, Inc., a Delaware corporation ("Company"), hereby certifies that

              ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on the first anniversary of the Date of Original Issuance set forth above and ending on the day immediately prior to the sixth anniversary of the Date of Original Issuance set forth above, shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at an initial exercise price equal to $2.00 per share (subject to adjustment as provided below); provided, however, upon the effective date ("Commencement Date") of the registration statement with respect to the public offering ("Offering") of the Company's securities as contemplated by the letter of intent dated August 9, 1996, as amended ("Letter of Intent") between the Company and M.H. Meyerson & Co., Inc. ("MHM"), this Warrant shall automatically convert (on a one-for-one basis) into the warrants to be issued as part of the securities to be sold to the public in the Offering. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Exercise Price," respectively.

     1. Exercise.

         (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
Exhibit I duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

              (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

              (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on -the face of this Warrant, minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

     2. Adjustments.

         (a) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

              (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

              (c) No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the per share Exercise Price, in addition to those required by this Section 2 as in its discretion it shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

              (d) Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices for the Warrant Stock on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or the closing market price of the Warrant Stock on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

         4. Limitation on Sales, etc. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation ("Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant and the Warrant Stock issued upon its exercise and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Notwithstanding the foregoing, the holder acknowledges that it may not sell the Warrant or any Warrant Shares for a period of twenty-four months from the date of issuance of this Warrant without the prior written consent of MHM, which consent may be withheld at MHM's sole discretion and may be withheld if requested by Nasdaq or the National Association of Securities Dealers, Inc. as a prerequisite to listing the Company's securities on Nasdaq.

              Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificates) representing the Warrant Stock issued pursuant to such exercise.

         5. Certain Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Property Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Property Dividend which would have been paid to such Registered Holder if the Registered Holder had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Property Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         6.  Rights of Warrant Holder.

              The Company has agreed to register the Public Warrant that this Warrant shall be converted into (and the underlying Warrant Stock) in connection with the Offering and in connection with certain offerings by the Company, all as set forth in Section 7 of the Subscription Agreement between the Company and the Registered Holder pursuant to which this Warrant has been issued.

              On the effective date of the registration statement utilized in the Offering, the Registered Holder shall have the same rights (subject to the restriction specified in Section 4 hereof) with respect to this Warrant as the holders of the warrants issued to the public in the Offering and the Registered Holder shall exchange this Warrant for the form of warrant issued to the public in the Offering. Such new warrant and the rights of the Registered Holder shall be governed by the warrant agreement executed in connection with the Offering. Some of the rights of the Registered Holder reflected herein will not be reflected in such warrant agreement, since the terms of the warrants to be issued to the public in the Offering will be different, in certain respects, from the terms of this Warrant.

        7.  Notices of Record Date, etc.  In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time issuable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

              (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

              (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities as are at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date, for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

        8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

        9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

       10. Transfers, etc. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

              Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the Company at its offices at 200 N. Westlake Boulevard, Suite 202, Westlake Village, CA 91362, or such other address as the Company shall so notify the Registered Holder.

         12. No Rights as Stockholders. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         13. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

         14. Headings. The headings of this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. Governing Law. This Warrant will be governed by and construed in accordance with the law of the State of New York without regard to the principles of conflict of law.

         16. Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

Dated: As of November 27, 1996     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                                   By:      ROBERT H. GUREVITCH
                                       --------------------------------------
                                            Robert H. Gurevitch
                                            CEO/Chairman

                                    EXHIBIT I

                                  PURCHASE FORM

To:   Dental/Medical Diagnostic Systems, Inc.
      200 N. Westlake Boulevard
      Suite 202
      Westlake Village, CA 91362

                                                  Dated:




         In accordance with the provisions set forth in the attached Warrant
(No. ), the undersigned hereby irrevocably elects to purchase        shares of
the Common Stock covered by such Warrant and herewith makes payment of $      ,
representing the full Exercise Price for such shares at the price per share provided for in such Warrant.

         The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

         The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and hereby represents to the Company that the undersigned is acquiring the shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares.


                                    Signature________________________________

                                    Address__________________________________

                                           __________________________________

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                           SCHEDULE OF WARRANT HOLDERS

                                                                                           NUMBER OF SHARES
NAME OF WARRANT HOLDER                                      ADDRESS                           ISSUABLE
------------------------------------             -----------------------------             ----------------
Bear Stearns Securities Corp. as IRA             245 Park Avenue                                12,500
Custodian FBO Paul Breslow                       New York, NY 10167
                                                 Attn: Associate Director

Bear Stearns Securities Corp. as IRA             245 Park Avenue                                25,000
Custodian FBO David J. Carr                      New York, NY 10167
                                                 Attn: Associate Director

Bear Stearns Securities Corp. as IRA             245 Park Avenue                                12,500
Custodian FBO Sharon Carr                        New York, NY 10167
                                                 Attn: Associate Director

Henry M. Cohn                                    88 Cliffield Road                              25,000
                                                 Bedford, NY 10506

William M. De Arman                              5420 Huckleberry Lane                          25,000
                                                 Houston, TX 77056

Donehew Fund                                     212 East 22nd Street                           25,000
Limited Partnership                              Cheyenne, WY 82001-3729
                                                 Attn: Robert H. Donehew

Bear Stearns Securities Corp. as Custodian       c/o Neal M. Lisann, MD                         12,500
FBO Empire Medical Diagnostic PC Defined         3 Arista Court
Contribution Profit Sharing Plan                 Dix Hills, NY 11746

Ronald J. Frank                                  244 Houtman Road                               12,500
                                                 Saugerties, NY 12477

Louis Gigante                                    223 Osage Lane                                 12,500
                                                 Franklin Lakes, NJ 07417

Stephen Goldman                                  1077 River Road, N-603                         12,500
                                                 Edgewater, NJ 07020

Stanley D. Goodman                               691 Birchwood Drive                            12,500
                                                 Wyckoff, NJ 07481-1006

Janice Halle-Nesses                              757 Highwoods Drive                            87,500
                                                 Franklin Lakes, NJ 07417

                                                                                           NUMBER OF SHARES
NAME OF WARRANT HOLDER                                      ADDRESS                           ISSUABLE
------------------------------------             -----------------------------             ----------------
H&S Advisors, Inc.                               114 Bay Ridge Parkway                          10,000
                                                 Brooklyn, NY 11209
                                                 Attn: Jeffrey Hyman, M.D.
                                                 and/or Stanley Snyder

IF Consulting Ltd.                               19 West Street North                           25,000
                                                 Nassau, Bahamas

Jo-Bar Enterprises, L.L.C.                       8700 West Bryn Mawr Avenue                     25,000
                                                 9th Floor, South Tower
                                                 Chicago, IL 60631
                                                 Attn: Joel A. Stone

KCID Industries,                                 c/o Robert J. Poulson, Jr., Atty               12,500
Bradley S. Cooper                                63 Pioneer Street
                                                 Cooperstown, NY 13326

Richard M. Kirshner                              14025 S.W. 104th Court                         12,500
                                                 Miami, FL 33176

Jacqueline Knapp                                 947 Huron Road                                 93,750
                                                 Franklin Lakes, NJ 07417

Larry Kupferberg                                 39 West 83rd Street, #2                        76,250
                                                 New York, NY 10024

Christina Liff                                   37 Lords Way                                   12,500
                                                 Manhasset Hills, NY 11040

Private Trust Corp.                              Charlotte House                                25,000
Ltd: TTEE New Amsterdam Investment               Box N65
Trust                                            Nassau, Bahamas
                                                 Attn: Warren Gilbert

Joseph Reiss, M.D.                               33 Bayberry Road                               25,000
                                                 Lawrence, NY 11559

Marc Roberts                                     29 Northfield Avenue                           25,000
                                                 West Orange, NJ 07052

Claudia C. Rouhana                               5 Prospect Lane                                12,500
                                                 Sands Point, NY 11050

William J. Rouhana, Jr.                          20 Anchor Way                                  12,500
                                                 Port Washington, NY 11050

William J. Rouhana, Sr.                          20 Anchor Way                                  12,500
Trustee for Rouhana                              Port Washington, NY 11050
1990 GRIT dtd
7/30/90

                                                                                           NUMBER OF SHARES
NAME OF WARRANT HOLDER                                      ADDRESS                           ISSUABLE
------------------------------------             -----------------------------             ----------------
William J. Rouhana, Sr.                          20 Anchor Way                                  12,500
Trustee for Rouhana                              Port Washington, NY 11050
1995 GRAT dtd
3/2/95

Richard Semble, M.D.                             8 Balmoral Drive                               12,500
                                                 New City, NY 10956

Dr. Larry Sheer                                  513 Pepperidge Tree Lane                       25,000
                                                 Kinnelon, NJ 07405

Stanley Snyder                                   207 East 74th Street                           70,000
                                                 New York, NY 10021

Jeffrey M. Spiegel                               333 East 79th Street, #3S                      12,500
                                                 New York, NY 10021

Gibbs A. Williams                                340 East 93rd Street, #14B                     12,500
Keough Trust                                     New York, NY 10128

                                                                                               800,000
                                                                                           ===========